EXHIBIT 32

CERTIFICATION
Pursuant to 18 U.S.C. 1350 as adopted by
Section 906 of the Sarbanes-Oxley Act of 2002
Each of the undersigned, Scott Shaw, Chief Executive Officer of Lincoln Educational Services Corporation (the “Company”), and Brian Meyers, Chief Financial Officer of the Company, has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2025 (the “Report”).
           Each of the undersigned hereby certifies that, to his respective knowledge:
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:
November 10, 2025

/s/ Scott Shaw

Scott Shaw
Chief Executive Officer

/s/ Brian Meyers

 Brian Meyers
 Chief Financial Officer